Exhibit 4.7

PULTEGROUP, INC.

and

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

Subordinated Debt Securities

Indenture

Dated as of [                ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of the Indenture.

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10; 13.02
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	13.02
(d)	7.06
314(a)	4.03; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
315(a)	7.01(b)
(b)	7.05; 13.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	13.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01

N.A. means Not Applicable.

i

ii

SIGNATURES

EXHIBIT A – Form of Security

iii

INDENTURE dated as of [           ], (this “Base Indenture”), by and among PULTEGROUP, INC., a Michigan corporation (the “Company”), each of the Guarantors from time to time party hereto in respect of a particular Series of Securities (each as defined in Section 1.01 below) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s debt securities issued under this Base Indenture:

ARTICLE One

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” means, when used with reference to a specified person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

“Agent” means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests.

“Capitalized Lease Obligations” of any Person means, at the time any determination thereof is to be made, the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Facilities” means, collectively, each of the credit facilities and lines of credit of the Company or one or more Guarantors in existence on the date of this Base Indenture and one or more future facilities or lines of credit among or between the Company or one or more Guarantors and one or more lenders pursuant to which the Company or any Guarantor may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof.

“Depositary” means, with respect to Securities of any Series which the Company shall determine will be issued in whole or in part as a Global Security, DTC, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Designated Guarantor Senior Indebtedness” means any Guarantor Senior Indebtedness (a) under any of the Credit Facilities or (b) which, at the time of determination, has an aggregate commitment or principal amount outstanding of at least $75.0 million if the instrument governing such Guarantor Senior Indebtedness expressly states that such Indebtedness is “Designated Guarantor Senior Indebtedness” for purposes of this Indenture.

“Designated Senior Indebtedness” means any Senior Indebtedness (a) under any of the Credit Facilities or (b) which, at the time of determination, has an aggregate commitment or principal amount outstanding of at least $75.0 million if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is “Designated Senior Indebtedness” for purposes of this Indenture.

“Dollars” and “$” mean United States Dollars.

“DTC” means The Depository Trust Company, New York, New York.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with this Indenture.

“Electronic Notice” means notice through internet, e-mail or other electronic means of communication, capable of making a written record.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Base Indenture.

“Global Security” means, with respect to any Series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Guarantee” means the guarantee of Securities of any applicable Series by each Guarantor thereof under this Indenture.

“Guarantor Senior Indebtedness” means, with respect to any Guarantor, at any date, whether currently existing or hereafter incurred, (a) all Obligations under the Credit Facilities; (b) all Obligations in respect of indebtedness of such Guarantor for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments or evidenced by a bond, note, debenture or similar instrument, or such indebtedness of others guaranteed by the applicable Guarantor (to the extent of the guarantee), and Capitalized Lease Obligations, unless such instrument or the instrument under which such indebtedness is incurred expressly provides that such instrument or indebtedness is not senior or superior in right of payment to such Guarantor’s Guarantee, and all renewals, extensions, modifications, amendments or refinancings thereof; and (c) all Obligations of such Guarantor under Interest Protection Agreements. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (i) to the extent that it may constitute indebtedness, any obligation for federal, state, local or other taxes; (ii) any indebtedness of such Guarantor owed to the Company or any other Subsidiary of the Company; (iii) to the extent that it may constitute indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (iv) that portion of any indebtedness that is incurred in violation of this Indenture; provided that no such violation shall be deemed to exist for purposes of this clause (iv) if the holder(s) of such indebtedness or their representative shall have received an Officer’s Certificate of the Company to the effect that the incurrence of such indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture); (v) indebtedness evidenced by such Guarantor’s Guarantee of the Securities; and (vi) to the extent that it may constitute indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations).

“Guarantors” means with respect to any Series (i) the Company’s Subsidiaries signatory to the supplemental indenture with respect to such Series as the initial Guarantors of such Series, and (ii) each of the Company’s Subsidiaries that becomes a Guarantor of such Series pursuant to the provisions of this Indenture, in each case until released from its Guarantee pursuant to the provisions of this Indenture.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” of any Person means, without duplication, (i) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than any standby letter of credit or similar instrument issued for the account of, or any surety, performance, completion or payment bond, earnest money note or similar purpose undertaking or indemnification agreement issued or entered into by or for the account of, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with expenditures that constitute capital expenditures in accordance with GAAP (other than any obligation to pay a contingent purchase price as long as such obligation remains contingent), or (c) in respect of Capitalized Lease Obligations, (ii) any Indebtedness of others described in clause (i) above that such Person has guaranteed to the extent of the guarantee and (iii) all Indebtedness of others described in clause(i) above secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; provided, that the amount of the Indebtedness of such Person shall be the lesser of (a) the fair market value of such Property; and (b) the amount of such Indebtedness of such other Persons; provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business or obligations under Currency Agreements or Interest Protection Agreements.

“Indenture” means this Base Indenture as amended or supplemented from time to time, including pursuant to any supplemental indenture pertaining to any Series, and including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this Base Indenture and any such supplemental indenture, respectively.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness.

“Issue Date” means, with respect to any Series of Securities, the date on which the Securities of such Series are originally issued under this Indenture.

“Lien” means, with respect to any Property, any mortgage, deed of trust, lien, pledge, charge, hypothecation, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Major Credit Facilities” means, collectively, each of the Credit Facilities that provides for commitments, or has loans or other extensions of credit outstanding thereunder, in each case in excess of $150.0 million.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific Property identified in the instruments evidencing or securing such Indebtedness (and any accessions thereto and proceeds thereof) and such Property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 180 days after the acquisition of such Property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental or tax warranties and indemnities and such other representations, warranties, covenants and indemnities as are customarily required in such transactions, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“NYUCC” means the New York Uniform Commercial Code, as in effect from time to time.

“Obligation” means, with respect to any indebtedness or instrument, any principal, premium, interest (including Post-Petition Interest), penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such indebtedness or instrument.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the principal accounting officer, the Treasurer, the Controller or the Secretary of the Company or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed (i) on behalf of the Company by an Officer of the Company or (ii) on behalf of a Guarantor by an Officer of such Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Junior Securities” means (i) Capital Stock of the Company or any Guarantor or (ii) debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities and the Guarantees are subordinated as provided in this Indenture, as applicable; provided (a) such securities are not entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the Issue Date and (b) such securities do not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Post-Petition Interest” means interest on any Senior Indebtedness or Guarantor Senior Indebtedness accruing subsequent to events of bankruptcy of the Company and or any Guarantor at the rate provided in the document evidencing such Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Bankruptcy Law.

“principal” of a debt Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Representative” means, with respect to any Senior Indebtedness or Guarantor Senior Indebtedness, any trustee, agent or other representative in respect of such Senior Indebtedness or Guarantor Senior Indebtedness; provided that if, and for so long as, any Senior Indebtedness or Guarantor Senior Indebtedness lacks such representative, then the Representative for such Senior Indebtedness or Guarantor Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness or Guarantor Senior Indebtedness.

“SEC” means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

“Securities” means any Securities that are issued under this Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means, at any date, whether currently existing or hereafter incurred, (a) all Obligations under the Credit Facilities; (b) all Obligations in respect of indebtedness of the Company for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments or evidenced by a bond, note, debenture or similar instrument, or such indebtedness of others guaranteed by the Company (to the extent of the guarantee), and Capitalized Lease Obligations, unless such instrument or the instrument under which such indebtedness is incurred expressly provides that such instrument or indebtedness is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof; and (c) all Obligations of the Company under Interest Protection Agreements. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) to the extent that it may constitute indebtedness, any obligation for federal, state, local or other taxes; (ii) any indebtedness of the Company owed to any Subsidiary of the Company; (iii) to the extent that it may constitute indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (iv) that portion of any indebtedness that is incurred in violation of this Indenture; provided that no such violation shall be deemed to exist for purposes of this clause (iv) if the holder(s) of such indebtedness or their representative shall have received an Officer’s Certificate of the Company to the effect that the incurrence of such indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture); (v) indebtedness evidenced by the Securities; and (vi) to the extent that it may constitute indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations).

“Series” means a series of Securities established under this Base Indenture.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors of such entity or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“TIA” means the Trust Indenture Act of 1939, as in effect from time to time, except as otherwise provided herein.

“Trustee” means the party named as such in this Base Indenture and thereafter, for any Series of Securities issued pursuant to Section 2.01 of this Base Indenture, means the party named as Trustee in the supplemental indenture for such Series, in each case until a successor replaces it and thereafter means the successor serving as Trustee either under this Base Indenture or a supplemental indenture, as the case may be; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean only the Trustee with respect to Securities of that Series.

“Trust Officer” means any duly authorized officer within the corporate trust department of the Trustee with direct responsibility for administering this Base Indenture.

“United States” means the United States of America.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

Section 1.02 Other Definitions.

Term	Defined in Section
Adjusted Net Assets	9.05
Agent Members	2.15
Authorized Officers	13.02
Base Indenture	Preamble
Business Day	13.07
Covenant Defeasance	8.01
Custodian	6.01
Event of Default	6.01
Funding Guarantor	9.05
Guarantee	9.01
Guarantor Blockage Period	12.02(a)
Guarantor Payment Blockage Notice	12.02(a)
Legal Defeasance	8.01
Legal Holiday	13.07
Paying Agent	2.03
Payment Blockage Notice	11.02(a)
Payment Blockage Period	11.02(a)
Registrar	2.03
Security Register	2.03
Senior Officer	4.03
Successor	5.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities of a particular Series.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, each of the Guarantors, or any other obligor on the Securities of a Series or any Guarantees thereof.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it herein;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;

(3)	“or” is not exclusive and “including” means “including without limitation”;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)	“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole (including any supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;

(6)	all exhibits are incorporated by reference herein and expressly made a part of this Indenture;

(7)	any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be; and

(8)	including for purposes of the definitions of “Senior Indebtedness” and “Guarantor Senior Indebtedness,” no Indebtedness or other obligation will be deemed to be subordinated in right of payment to any other Indebtedness or obligation solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness or other obligation have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior prior liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority liens.

ARTICLE Two

THE SECURITIES

Section 2.01 Form and Dating.

The aggregate principal amount of Securities that may be issued under this Base Indenture is unlimited. The Securities may be issued from time to time in one or more Series. Each Series shall be created by a supplemental indenture hereto that establishes the terms of the Series, which may include the following:

(1)	the title of the Series;

(2)	the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

(3)	the interest rate or method of calculation of the interest rate;

(4)	the date from which interest will accrue;

(5)	the record dates for interest payable on Securities of the Series;

(6)	the dates when, places where and manner in which principal and interest are payable;

(7)	the Trustee, Registrar and Paying Agent;

(8)	the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;

(9)	the terms of any redemption at the option of Holders;

(10)	the permissible denominations in which Securities of such Series are issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

(11)	whether Securities of such Series will be issued in registered or bearer form and the terms of any such forms of Securities;

(12)	whether the Securities of the Series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if different from those contained in this Base Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for Definitive Securities; the Depositary for such Global Security or Securities; the form of any legend or legends, if any, to be borne by any such Global Security or Securities in addition to or in lieu of the legends referred to in Section 2.15;

(13)	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

(14)	if payments of principal or interest may be made in a currency other than that in which Securities of such Series are denominated, the manner for determining such payments;

(15)	provisions for electronic issuance of Securities or issuance of Securities of such Series in uncertificated form;

(16)	any Events of Default, covenants and/or defined terms in addition to or in lieu of those set forth in this Base Indenture;

(17)	whether and upon what terms Securities of such Series may be defeased or discharged if different from the provisions set forth in this Base Indenture;

(18)	the form of the Securities of such Series, which, unless the supplemental indenture otherwise provides, shall be in the form of Exhibit A;

(19)	any terms that may be required by or advisable under applicable law;

(20)	the percentage of the principal amount of the Securities of such Series which is payable if the maturity of the Securities of such Series is accelerated in the case of Securities issued at a discount from their face amount;

(21)	whether Securities of such Series will or will not have the benefit of Guarantees and the Company’s Subsidiaries that will be the initial Guarantors of such Series;

(22)	whether the Securities of the Series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the Holder or at the Company’s option, the conversion or exchange period, and any other provision in relation thereto; and

(23)	any other terms in addition to or different from those contained in this Base Indenture applicable to such Series.

All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series pursuant to a supplemental indenture hereto.

The creation and issuance of a Series and the authentication and delivery thereof are not subject to any conditions precedent other than as set forth in the Indenture.

Section 2.02 Execution and Authentication.

One Officer shall sign the Securities for the Company by manual or electronic signature. Each Guarantor shall execute the Guarantee in the manner set forth in Section 9.07.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until the Trustee manually or electronically signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Base Indenture.

The Trustee shall authenticate Securities for original issue upon receipt of an Officer’s Certificate and Opinion of Counsel of the Company. Each Security shall be dated the date of its authentication.

Section 2.03 Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent, and the Trustee shall have the right to inspect the Securities Register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04 Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for such money.

Section 2.05 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five (5) Business Days before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06 Transfer and Exchange.

Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the NYUCC are met and the other provisions of this Section 2.06 are satisfied. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Registrar need not transfer or exchange any Security selected for redemption or repurchase, except the unredeemed or repurchased part thereof if the Security is redeemed or repurchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or repurchased. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto except in the case of exchanges pursuant to Section 2.09, 3.06, or 10.05 not involving any transfer.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

Section 2.07 Replacement Securities.

If the Holder of a Security claims that the Security has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and execute a replacement security, the Guarantors shall execute the related Guarantee and, upon written request of any Officer of the Company, the Trustee shall authenticate such replacement Security, provided, in the case of a lost, destroyed or wrongfully taken Security, that the requirements of Section 8-405 of the NYUCC are met. If any such lost, destroyed, mutilated or wrongfully taken Security shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Security therefor, pay such Security without requiring (except in the case of a mutilated Security) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced, including the acquisition of such Security by a bona fide purchaser. The Company and the Trustee may charge for its expenses in replacing a Security.

Section 2.08 Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company, any Guarantor or one of their Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a “protected purchaser” (as such term is defined in the NYUCC).

If the Paying Agent holds on a redemption date, purchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09 Temporary Securities.

Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Security, the Company and the Guarantors shall execute and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities authenticated and delivered hereunder.

Section 2.10 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption, purchase or payment. The Trustee and no one else shall cancel and destroy, or retain in accordance with its standard retention policy, all Securities surrendered for registration of transfer, exchange, redemption, purchase, payment or cancellation. Unless the supplemental indenture so provides, the Company may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11 Defaulted Interest.

If the Company defaults in a payment of interest on the Securities of any Series, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Securityholders of such Series on a subsequent special record date. The Company shall fix such special record date and a payment date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder of the relevant Series a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver, consent or notice, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered.

Section 2.13 CUSIP/ISIN Numbers.

The Company in issuing the Securities of any Series may use a “CUSIP” and/or “ISIN” or other similar number, and if so, the Trustee shall use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders of such Securities; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP and/or ISIN or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company shall promptly notify the Trustee of any change in any CUSIP and/or ISIN or other similar number.

Section 2.14 Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each interest payment date and maturity date with respect to each Series of Securities, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of such Series on such interest payment date or maturity date, as the case may be.

Section 2.15 Book-Entry Provisions for Global Security.

(a) Any Global Security of a Series initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under Global Securities, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. The Company and the Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depositary or any Agent Member with respect to any ownership interest in the Securities, (b) the delivery to any Agent Member or any other person, other than a Securityholder, as shown on the registration books, of any notice with respect to the Securities, including any notice of redemption, or (c) the payment to any Agent Member or any other person, other than a Securityholder as shown in the registration books, of any amount with respect to principal of, or interest on, the Securities. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Definitive Securities in accordance with the rules and procedures of the Depositary. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Security and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Definitive Securities with respect to any Series of Securities.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like Series and amount.

(d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Definitive Securities of the same Series in authorized denominations.

(e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

(f) Unless otherwise provided in the supplemental indenture for a particular Series of Securities, each Global Security of such Series shall bear legends in substantially the following forms:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”

ARTICLE Three

REDEMPTION

Section 3.01 Notices to Trustee.

Securities of a Series that are redeemable prior to maturity shall be redeemable in accordance with their terms and, unless the supplemental indenture provides otherwise, in accordance with this Article.

If the Company wants to redeem Securities pursuant to Paragraph 4 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to Holders. Any such cancelled notice shall be void and of no effect.

If the Company wants to credit any Securities previously redeemed, retired or acquired against any redemption pursuant to Paragraph 5 of the Securities, it shall notify the Trustee of the amount of the credit and it shall deliver any Securities not previously delivered to the Trustee for cancellation with such notice.

The Company shall give each notice provided for in this Section 3.01 no later than 9:00 a.m., New York City time, on the third Business Day (or such shorter time as shall be satisfactory to the Trustee) prior to the date of the giving of notice of such redemption to the Holders of the applicable Series of Securities (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02 Selection of Securities to be Redeemed.

If fewer than all of the Securities of a Series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate and in a manner that complies with applicable requirements of the Depositary. The Trustee shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Securities so selected. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination for the Series. Securities and portions of them it selects shall be in amounts equal to a permissible denomination for the Series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall deliver a notice of redemption to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)	the redemption date;

(2)	the redemption price or the formula pursuant to which such price will be calculated;

(3)	if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4)	the name and address of the Paying Agent;

(5)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)	that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

(7)	that the Securities are being redeemed pursuant to the mandatory redemption or the optional redemption provisions, as applicable, and any conditions to such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. For the avoidance of doubt, the Company may deliver the notice of redemption itself.

Any redemption or notice of redemption may, at the Company’s discretion, be subject to satisfaction of one or more conditions precedent, including, without limitation, completion of any equity offering or change of control transaction involving the Company, issuance of Indebtedness or other transaction or event. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date.

Section 3.05 Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.06 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company and the Guarantors shall execute and the Trustee shall authenticate for each Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE Four

COVENANTS

Section 4.01 Payment of Securities.

The Company shall pay the principal of and interest on a Series on the dates and in the manner provided in the Securities of the Series. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money designated for and sufficient to pay the installment.

The Company shall pay interest on overdue principal at the rate borne by the Series; it shall pay interest on overdue installments of interest at the same rate.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

Section 4.03 Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company commencing with the fiscal year ending [            ] an Officer’s Certificate stating whether or not the signers know of any continuing Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default.

The Company shall, so long as any Securities are outstanding under this Indenture, deliver to the Trustee an Officer’s Certificate specifying any Default or Event of Default within 30 days after a Senior Officer of the Company obtains knowledge of such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. A “Senior Officer” of the Company means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or Chief Legal Officer of the Company.

Section 4.04 Maintenance of Corporate Existence.

The Company shall cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and each of the Guarantors; provided, however, that nothing in this Section 4.04 shall prevent a consolidation or merger of the Company or any Guarantor not prohibited by the provisions of Article Five, Article Nine or any other provision of this Indenture pertaining to a Series, and the Company may discontinue the corporate existence of any Guarantor if, in the Company’s judgment, such discontinuance does not materially adversely affect the ability of the Company and the Guarantors to satisfy all obligations under this Indenture and any outstanding Securities when due.

Section 4.05 Additional Guarantors.

If (a) any Subsidiary that is not a Guarantor shall guarantee any Indebtedness of the Company outstanding under any of the Major Credit Facilities, or (b) the Company elects to add any Subsidiary as a Guarantor, then such Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Securities of each Series (other than a Series that, pursuant to the applicable supplemental indenture, does not have the benefit of Guarantees of other Subsidiaries of the Company) and under this Indenture (as it relates to all such Series) on the terms set forth in this Indenture, (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary, and (iii) deliver to the Trustee an Officer’s Certificate certifying as to compliance with this Section 4.05. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture (as it relates to all such Series) until it is released from its obligations as a Guarantor pursuant to the provisions of this Indenture.

Notwithstanding the preceding paragraph, a Guarantor shall be automatically and unconditionally released and discharged from all obligations as a Guarantor under this Indenture and the Securities under the circumstances set forth in Section 9.03.

ARTICLE Five

SUCCESSOR CORPORATION

Section 5.01 When Company May Merge, etc.

Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including by way of liquidation or dissolution), to any Person (in each case other than in a transaction in which the Company or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Securities or a Guarantee, as the case may be, and the Indenture, and

(2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The foregoing provisions shall not apply to:

(A) the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, which under the provisions of Section 9.03 or the other provisions of this Indenture, results in such Guarantor being released from its Guarantee or the Successor not being required to become a Guarantor, as the case may be, or

(B) a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.

Upon any such consolidation, merger, sale, lease, conveyance or other disposition, the Successor will be substituted for the Company or the relevant Guarantor under the Indenture. The Successor may then exercise every power and right of the Company or the relevant Guarantor under this Indenture, and except in the case of a lease, the Company or the relevant Guarantor will be released from all of its liabilities and obligations in respect of the Securities, the Guarantee and the Indenture. If the Company or a Guarantor leases all or substantially all of its assets, the Company or such Guarantor will not be released from its obligations to pay the principal of and premium, if any, and interest, if any, on the Securities or the Guarantee, as applicable.

ARTICLE Six

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” on a Series occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following occurs:

(1)	the failure by the Company to pay interest on any Security of such Series when the same becomes due and payable and the continuance of any such failure for a period of 30 days (whether or not such payment is prohibited by Article Eleven or Article Twelve hereof);

(2)	the failure by the Company to pay the principal or premium of any Security of such Series when the same becomes due and payable at maturity, upon acceleration or otherwise (whether or not such payment is prohibited by Article Eleven or Article Twelve hereof);

(3)	the failure by the Company or any Guarantor to comply with any of its agreements or covenants in, or provisions of, the Securities of such Series, the Guarantees (as they relate thereto) or this Indenture (as they relate thereto) and such failure continues for the period and after the notice specified below (except in the case of a default with respect to Article Five (or any other provision specified in the applicable supplemental indenture), which will constitute Events of Default with notice but without passage of time);

(4)	the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Guarantor that has an outstanding principal amount of $150.0 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(5)	the failure by the Company or any Guarantor to make any principal or interest payment in an amount of $150.0 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Guarantor within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(6)	the Company or any Guarantor that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its Property, or

(D)	makes a general assignment for the benefit of its creditors;

(7)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Guarantor that is a Significant Subsidiary as debtor in an involuntary case,

(B)	appoints a Custodian of the Company or any Guarantor that is a Significant Subsidiary or a Custodian for all or substantially all of the Property of the Company or any Guarantor that is a Significant Subsidiary, or

(C)	orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(8)	any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee).

A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities of the applicable Series notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Article Five (or any other provision specified in the applicable supplemental indenture)) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to exist, without any action by the Trustee or any other Person.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default with respect to the Company resulting from subclause (6) or (7) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities of the applicable Series then outstanding by notice to the Company and the Trustee, may declare all Securities of such Series to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Securities of such Series will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (6) or (7) above occurs, all amounts due and payable on the Securities of such Series will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

Holders of a majority in principal amount of the then outstanding Securities of such Series may rescind an acceleration with respect to such Series and its consequence (except an acceleration due to nonpayment of principal or interest) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

Section 6.03 Other Remedies.

If an Event of Default on a Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Series or to enforce the performance of any provision in the Securities or this Indenture applicable to the Series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

Section 6.04 Waiver of Existing Defaults.

Subject to Section 10.02, the Holders of a majority in principal amount of the outstanding Securities of a Series on behalf of all the Holders of the Series by notice to the Trustee may waive an existing Default on such Series and its consequences. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Securityholders, (iii) that would involve the Trustee in personal liability, if there shall be reasonable grounds for believing that adequate indemnity against such liability is not reasonably assured to it, or (iv) if the Trustee shall not have been provided with indemnity satisfactory to it in its sole discretion.

Section 6.06 Limitation on Suits.

A Securityholder of a Series may not pursue any remedy with respect to this Indenture or the Series unless:

(1)	the Holder gives to the Trustee written notice of a continuing Event of Default on the Series;

(2)	the Holders of at least a majority in principal amount of the outstanding Securities of the Series make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	no written request inconsistent with such written request shall have been given to the Trustee pursuant to this Section 6.06.

A Securityholder may not use this Indenture to prejudice the rights of another Holder of Securities of the same Series or to obtain a preference or priority over another Holder of Securities of the same Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on any Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and, subject to Section 9.04, the Guarantors, for the whole amount of principal and interest remaining unpaid and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation of the Trustee and the reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee, its agents and counsel, in each case as set forth in Section 7.07 hereof.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, any Guarantor or their respective creditors or Property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation of the Trustee and the reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the Custodian.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article with respect to Securities of any Series, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.07;

Second:	to Securityholders of the Series for amounts due and unpaid on the Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series for principal and interest, respectively; and

Third:	to the Company or the Guarantors as their interests may appear.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series.

ARTICLE Seven

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing with respect to Securities of any Series, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Securities of the Series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity or security satisfactory to it in its sole discretion against any loss, liability, claim or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity or security against such liability is not reasonably assured to it.

Section 7.02 Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Sections 13.04 and 13.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or a Guarantor.

(g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(1) or 6.01(2)) unless a Trust Officer assigned to and working in the Trustee’s corporate trust office has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee at its address specified in Section 13.02 hereof and such notice references the Securities generally, the Company or this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, incidental, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit).

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers of the Company authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Guarantor or their affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or of any prospectus used to sell the Securities of any Series; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be accountable for any money paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in the Securities other than its certificate of authentication.

The Trustee shall have no duty or obligation to monitor the Company’s compliance with the terms of this Indenture or to ascertain or inquire as to the observance, performance of any covenants, conditions or agreements of the Company, except as expressly set forth in the Indenture.

Section 7.05 Notice of Defaults.

If a Default on a Series occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder of the Series notice of the Default (which shall specify any uncured Default known to it) within 90 days after it occurs, provided that in the case of any Default specified in Section 6.01(4) or (5), no such notice to Securityholders shall be given until at least the end of the 30 day grace period referred to therein. Except in the case of a default in payment of principal of or interest on a Series, the Trustee may withhold the notice if and so long as it determine(s) that withholding the notice is in the interests of Holders of the Series. The Trustee shall not be deemed to know of any Default unless the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Base Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a) (but if no event described in TIA § 313(a)(1) through (8) has occurred within the twelve months preceding the reporting date no report in relation thereto need be transmitted). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be delivered to the Company and filed by the Trustee with the SEC and each national securities exchange on which the Securities are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Securities are listed.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation for its services subject to any written agreement between the Trustee and the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee, its officers, directors, employees and agents and hold it harmless against any loss, claim, liability or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any of the Guarantors (including this Section 7.07) or defending itself against or investigating any claim whether asserted by any Holder, the Company, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or claim incurred by the Trustee through the Trustee’s, or its officers’, directors’, employees’ or agents’ negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

The Trustee may resign with respect to Securities of any or all Series by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities (or of the relevant Series) may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company’s consent. Such resignation or removal shall not take effect until the appointment by the Securityholders of the relevant Series or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:

(1)	the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Securityholder who has been a Securityholder for at least six months;

(2)	the Trustee is adjudged a bankrupt or an insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its Property; or

(4)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee with respect to the Securities of the relevant Series. If a successor trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities of the relevant Series.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all Property held by it as Trustee (provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof) with respect to the Securities of the relevant Series to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of the relevant Series. A successor trustee shall mail notice of its succession to each Securityholder of the relevant Series.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation shall automatically be the successor trustee without any further acts, documentation or filings.

Section 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE Eight

DISCHARGE OF INDENTURE

Section 8.01 Defeasance upon Deposit of Moneys or U.S. Government Obligations.

(a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of any Series upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b) with respect to any Series, the Company and the Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Securities of the Series on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of a Series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) with respect to a Series notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities of the Series.

(c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c) with respect to a Series, the Company and the Guarantors shall be released and discharged from the obligations under any covenant contained in Article Five and Sections 4.04 (but only to the extent it applies to Guarantors), 4.05 and any other covenant contained in or referenced in the supplemental indenture relating to such Series (to the extent such release and discharge shall not be prohibited thereby), on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of a Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of the applicable Series:

(1) The Company shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee), pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money in U.S. dollars or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities of such Series to maturity or redemption;

(2) No Default or Event of Default (other than a Default or Event of Default resulting from non-compliance with any covenant from which the Company and the Guarantors are released upon effectiveness of such Legal Defeasance or Covenant Defeasance pursuant to paragraph (b) or (c) hereof, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(3) Such deposit will not result in a breach or violation of, or constitute a default under, any Senior Indebtedness or Guarantor Senior Indebtedness or other material instrument or agreement to which the Company or any of any of the Guarantors is a party or by which it or any of their Property is bound;

(4) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date pertaining to such Series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(5) The Company shall have delivered to the Trustee an Officer’s Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or any Guarantor or others;

(6) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and qualifications) to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable Bankruptcy Law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision; and

(7) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

In the event all or any portion of the Securities of a Series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

(e) In addition to the Company’s rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to a Series, and the obligations of the Guarantors shall terminate with respect to such Series (subject to Section 8.02), when:

(1) All Securities of such Series theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in each such case, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount in U.S. dollars or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the Securities of such Series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Securities of such Series, on the date of such deposit or to the maturity or redemption date, as the case may be;

(2) The Company has paid or caused to be paid all other sums payable hereunder by the Company;

(3) The Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Securities of such Series at maturity or redemption, as the case may be; and

(4) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent specified in this Section 8.01(e) relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02 Survival of the Company’s Obligations.

Notwithstanding the satisfaction and discharge of this Indenture under Section 8.01, the Company’s obligations in Paragraph 9 of the Securities and Sections 2.03 through 2.07, 4.01, 7.07, 7.08, 8.04 and 8.05, however, shall survive until the Securities of an applicable Series are no longer outstanding. Thereafter, the Company’s obligations in Paragraph 9 of the Securities of such Series and Sections 7.07, 8.04 and 8.05 shall survive (as they relate to such Series).

Section 8.03 Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of the defeased Series.

Section 8.04 Repayment to the Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company or any Guarantor for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05 Reinstatement.

If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture and the Securities relating to the Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that (a) if the Company or any Guarantor has made any payment of interest on or principal of any Securities of the Series because of the reinstatement of its obligations hereunder, the Company or Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s or Guarantor’s obligations has occurred and continues to be in effect.

ARTICLE Nine

GUARANTEES

Section 9.01 Unconditional Guarantees.

Subject to any other provisions set forth in the supplemental indenture relating to a particular Series, each Guarantor unconditionally, jointly and severally, guarantees (each such guarantee to be referred to herein as the “Guarantee”) to each Holder of Securities of such Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Securities of such Series will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Securities of such Series and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, except obligations to pay principal of and interest on any other Series not so guaranteed, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities of such Series or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 9.04. Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of such Series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such Series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 9.03, this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of the applicable Series, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 9.02 Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.03 Release of a Guarantor.

Notwithstanding anything in this Indenture to the contrary, in the event of (i) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Company, (ii) a sale or other disposition of all or substantially all of the assets of any Guarantor (other than to the Company or another Guarantor), (iii) a merger or consolidation of a Guarantor with a Person other than the Company or another Guarantor, or (iv) a Guarantor ceasing to guarantee any Indebtedness of the Company outstanding under any of the Major Credit Facilities, then such Guarantor (in the case of clauses (i), (ii) and (iv) above) will be automatically and unconditionally released and discharged from all obligations under this Article Nine, the other provisions of this Indenture and the Securities, and the Person acquiring such assets (in the case of clauses (ii) and (iii) above) shall not be required to assume the Guarantor’s obligations under this Article Nine, the other provisions of this Indenture and the Securities or otherwise become a Guarantor, in each case without any further action required on the part of the Trustee, any Holder, the Company or any Guarantor; provided that such sale, disposition, merger, consolidation or other transaction is otherwise in compliance with this Indenture.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale, lease, conveyance or other disposition of all or substantially assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, or disposition, the Guarantee given by such Guarantor shall no longer have any force or effect.

The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officer’s Certificate and Opinion of Counsel certifying as to the compliance with this Section 9.03.

Any Guarantor not released in accordance with this Section 9.03 remains liable for the full amount of principal of and interest on the Securities as provided in this Article Nine, except as provided in Article Eight.

Section 9.04 Limitation of a Guarantor’s Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 9.05 Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to any Securities or any other Guarantor’s obligations with respect to its Guarantee. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the Property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Company in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 9.06 Waiver of Subrogation.

Until all guaranteed obligations under this Indenture and with respect to all Securities of an applicable Series are paid in full, each Guarantor irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities of the applicable Series against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities of the applicable Series shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of the applicable Series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities of the applicable Series, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 9.06 is knowingly made in contemplation of such benefits.

Section 9.07 Execution of Guarantee; Notation Not Required.

To evidence its Guarantee to the Holders set forth in this Article Nine with respect to any Series, each of the Guarantors shall execute a supplemental indenture or other instrument reasonably satisfactory to the Trustee pertaining to the applicable Series evidencing its Guarantee on substantially the terms set forth in this Article Nine. Concurrently with the execution of such a supplemental indenture (or other instrument), the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture (or other instrument) has been duly authorized, executed and delivered by such Guarantor and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such supplemental indenture (or other instrument) is a valid and binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its terms. Neither the Company nor any Guarantor shall be required to make a notation on the Securities to reflect any Guarantee or any release, termination or discharge thereof.

ARTICLE Ten

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01 Without Consent of Holders.

The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to or consent of any Securityholder of such Series:

(1)            to cure any ambiguity, omission, defect or inconsistency;

(2)            to comply with Article Five;

(3)            to provide that specific provisions of this Indenture shall not apply to a Series not previously issued or to make a change to specific provisions of this Indenture that only applies to any Series not previously issued or to additional Securities of a Series not previously issued;

(4)            to create a Series and establish its terms;

(5)            to provide for uncertificated Securities in addition to or in place of certificated Securities;

(6)            to release a Guarantor in respect of any Series which, in accordance with the terms of this Indenture applicable to the particular Series, ceases to be liable in respect of its Guarantee;

(7)            to add a Guarantor in respect of any Series;

(8)            to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; and

(9)            to make any other change that does not adversely affect the rights of Securityholders.

After an amendment under this Section 10.01 becomes effective, the Company shall mail or cause to be mailed notice of such amendment to the Securityholders.

Section 10.02 With Consent of Holders.

The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of a Series with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Each such Series shall vote as a separate class. The Holders of a majority in principal amount of the outstanding Securities of any Series may waive compliance by the Company with any provision of the Securities of such Series or of this Indenture relating to such Series (including any waiver granted in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Without the consent of each Holder of a Security affected thereby, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)	reduce the amount of Securities of the relevant Series whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security;

(3)	reduce the principal of or change the fixed maturity of any Security or alter the provisions (including related definitions) with respect to redemption of any Security pursuant to Article Three hereof;

(4)	modify the ranking or priority of the Securities of the relevant Series or any Guarantee thereof;

(5)	release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(6)	make any change in Sections 6.04, 6.07 or this Section 10.02;

(7)	waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security; or

(8)	make any Security payable at a place or in money other than that stated in the Security, or impair the right of any Securityholder to bring suit as permitted by Section 6.07.

An amendment of a provision included solely for the benefit of one or more Series does not affect the interests of Securityholders of any other Series.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 10.03 Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or any Securities shall comply with the TIA as then in effect.

Section 10.04 Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Unless otherwise provided in the consent or the consent solicitation statement or other document describing the terms of the consent, any Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. Any revocation of a consent by the Holder of a Security or any such subsequent Holder shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite number of consents have been received.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, and if Holders otherwise have a right to revoke their consent under the consent or the consent solicitation statement or other document describing the terms of the consent, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

An amendment, supplement or waiver with respect to a Series becomes effective upon the (i) receipt by the Company or the Trustee of the requisite consents, (ii) satisfaction of any conditions to effectiveness as set forth in this Indenture or any supplemental indenture hereto containing such amendment, supplement or waiver and (iii) execution of such amendment, supplement or waiver (or the related supplemental indenture) by the Company and the Trustee. After an amendment, supplement or waiver with respect to a Series becomes effective, it shall bind every Holder of such Series, unless it makes a change described in any of clauses (1) through (8) of Section 10.02, in which case, the amendment, supplement or waiver shall bind a Holder of a Security who is affected thereby only if it has consented to such amendment, supplement or waiver and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that no such waiver shall impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 10.05 Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.06 Trustee to Sign Amendments, etc.

Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and any Guarantors in accordance with its terms.

Section 10.07 Notice of Supplemental Indenture.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 10.02, the Company shall transmit to the Holders of outstanding Securities of any Series affected thereby a notice setting forth in general terms the substance of such supplemental indenture; provided that a filing of the supplemental indenture or a description thereof in a filing by the Company with the SEC pursuant to EDGAR or successor system shall satisfy this requirement. Failure to send such notice will not impair the validity of such supplemental indenture.

ARTICLE Eleven

SUBORDINATION OF SECURITIES

Section 11.01 Securities Subordinated to Senior Indebtedness.

The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article Eleven; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article Eleven, be subordinated and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred.

Each Holder of Securities by his acceptance of such Securities acknowledges and agrees that the following subordination provisions in this Article Eleven are, and are intended to be, an inducement and consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of such Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Section 11.02 No Payment on Securities in Certain Circumstances.

(a) No direct or indirect payment by or on behalf of the Company of principal or premium of, or interest on or to purchase, redeem or defease the Securities, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment or purchase, acceleration or otherwise, that continues beyond any applicable period of grace, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”) from the Representative of such Designated Senior Indebtedness, then no direct or indirect payment shall be made by or on behalf of the Company of principal or premium of, or interest on or to purchase, redeem or defease the Securities, during a period (a “Payment Blockage Period”) commencing on the date of receipt of such notice by the Trustee and ending on the earliest of (1) the date on which all such non-payment events of default are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received and (3) the date on which the Trustee receives notice from the Representative of such Designated Senior Indebtedness rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Indebtedness has been accelerated.

Notwithstanding anything in this subordination provision or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. However, if the Payment Blockage Notice is not given on behalf of creditors under a Credit Facility, the Representative of such Credit Facility may, subject to the limitations set forth in clause (y) of the preceding sentence, give one additional notice during the Payment Blockage Period. No non-payment event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. Any (i) subsequent action that causes a default pursuant to any provision that was previously the subject of a Payment Blockage Notice, or (ii) breach of any financial covenant for a period ending after a period as to which a breach previously occurred that was the subject of a Payment Blockage Notice, will constitute a new default for this purpose.

(b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness ( pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the Representative of the Senior Indebtedness notify the Trustee in writing of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

(c) The foregoing Section 11.02(a) and (b) shall not apply to (i) issuances of Permitted Junior Securities or (ii) payments and distributions made from a trust established pursuant to Article Eight hereof, so long as (x) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of any Senior Indebtedness or Guarantor Senior Indebtedness) are satisfied on the date of any deposit pursuant to said trust and (y) such deposits did not violate the provisions of this Article Eleven when made.

Section 11.03 Payment Over of Proceeds upon Dissolution, etc.

(a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness will first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders will be entitled to receive any payment by the Company of the principal of or interest on the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, the Company of the principal of, or interest on the Securities upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, will be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives on behalf of such holders of Senior Indebtedness, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

(b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 11.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives on behalf of such holders of Senior Indebtedness, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five (or any replacement provisions as contemplated by Article Five) shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 11.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five (or any replacement provisions as contemplated by Article Five).

Section 11.04 Subrogation.

Upon the payment in full of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eleven, and no payment over pursuant to the provisions of this Article Eleven to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

Section 11.05 Obligations of Company Unconditional.

Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of the Senior Indebtedness in respect of cash, property, assets or securities of the Company received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article Eleven shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of the Securities or the Trustee is entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

Section 11.06 Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eleven, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Eleven, the Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its corporate trust office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or a Representative therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 11.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 11.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 11.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.07 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities referred to in this Article Eleven, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

Section 11.08 Trustee’s Relation to Senior Indebtedness.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 11.03(c)). Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

Section 11.09 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eleven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 11.10 Securityholders Authorize Trustee to Effectuate Subordination of Securities.

Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 11.11 This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of an Event of Default specified in clause (1) or (2) of Section 6.01.

Section 11.12 Trustee’s Compensation Not Prejudiced.

Nothing in this Article Eleven shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

Section 11.13 No Waiver of Subordination Provisions.

Without in any way limiting the generality of Section 11.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 11.14 Certain Payments May Be Paid Prior to Dissolution.

All money and United States Government Obligations properly deposited in trust with the Trustee pursuant to and in accordance with Article Eight shall be for the sole benefit of the Holders and shall not be subject to this Article Eleven.

Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 11.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company’s and the Guarantors’ obligations under the Securities and this Indenture as provided in Article Eight, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of on and interest on the Securities to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 11.02(b) or in Section 11.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

ARTICLE Twelve

SUBORDINATION OF GUARANTEES

Section 12.01 Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.

Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guarantee of such Guarantor shall be issued subject to the provisions of this Article Twelve; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Securities pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all Guarantor Senior Indebtedness of such Guarantor, whether outstanding on the date of this Indenture or thereafter incurred.

Each Holder of Securities by his acceptance of such Securities, including the Guarantees, acknowledges and agrees that the foregoing subordination provisions in this Article Twelve are, and are intended to be, an inducement and consideration to each holder of Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Guarantees, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness, and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

Section 12.02 No Payment on Guarantees in Certain Circumstances.

(a) No direct or indirect payment by or on behalf of any Guarantor of principal or premium of, or interest on or to purchase, redeem or defease the Securities, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Guarantor Senior Indebtedness of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment or purchase, acceleration or otherwise, that continues beyond any applicable period of grace, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Guarantor Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (the “Guarantor Payment Blockage Notice”) from the Representative of such Designated Guarantor Senior Indebtedness, then no direct or indirect payment shall be made by or on behalf of such Guarantor of principal or premium of, or interest on or to purchase, redeem or defease the Securities, during a period (a “Guarantor Blockage Period”) commencing on the date of receipt of such notice by the Trustee and ending on the earliest of (1) the date on which all such non-payment events of default are cured or waived, (2) 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received and (3) the date on which the Trustee receives notice from the Representative of such Designated Guarantor Senior Indebtedness rescinding the Guarantor Payment Blockage Notice, unless the maturity of any Designated Guarantor Senior Indebtedness has been accelerated.

Notwithstanding anything in this subordination provision or in the Securities to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Guarantor Blockage Period is in effect and (z) not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 360 consecutive days. However, if the Payment Blockage Notice is not given on behalf of creditors under a Credit Facility, the Representative of such Credit Facility may, subject to the limitations set forth in clause (y) of the preceding sentence, give one additional notice during the Payment Blockage Period. No non-payment event of default that existed or was continuing on the date of commencement of any other Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Blockage Period may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the Representative of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. Any (i) subsequent action that causes a default pursuant to any provision that was previously the subject of a Guarantor Payment Blockage Notice, or (ii) breach of any financial covenant for a period ending after a period as to which a breach previously occurred that was the subject of a Guarantor Payment Blockage Notice, will constitute a new default for this purpose.

(b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the Representative of such Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Guarantor Senior Indebtedness notify the Trustee in writing of the amounts then due and owing on such Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Guarantor Senior Indebtedness.

(c) The foregoing Section 12.02(a) and (b) shall not apply to (i) issuances of Permitted Junior Securities or (ii) payments and distributions made from a trust established pursuant to Article Eight hereof, so long as (x) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of any Senior Indebtedness or Guarantor Senior Indebtedness) are satisfied on the date of any deposit pursuant to said trust and (y) such deposits did not violate the provisions of Article Twelve when made.

Section 12.03 Payment Over of Proceeds upon Dissolution, etc.

(a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor will first be paid in full before the Holders of the Securities or the Trustee on behalf of such Holders will be entitled to receive any payment by such Guarantor of the principal of or interest on the Securities pursuant to such Guarantor’s Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, will be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective Representatives on behalf such holders of Guarantor Senior Indebtedness, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

(b) To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of the relevant Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective Representatives on behalf of such holders of Guarantor Senior Indebtedness, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five (or any replacement provisions as contemplated by Article Five) shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five (or any replacement provisions as contemplated by Article Five).

Section 12.04 Subrogation.

Upon the payment in full of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Indebtedness.

Section 12.05 Obligations of Guarantors Unconditional.

Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or the Guarantees is intended to or shall impair, as among the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property, assets or securities of any Guarantor received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee is entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Securities pursuant to such Guarantor’s Guarantee.

Section 12.06 Notice to Trustee.

The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Twelve, the Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its corporate trust office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or a Representative therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.07 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

Section 12.08 Trustee’s Relation to Guarantor Senior Indebtedness.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.03(c)). Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

Section 12.09 Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Indebtedness.

No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

Section 12.10 Securityholders Authorize Trustee to Effectuate Subordination of Guarantee.

Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 12.11 This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clause (1) or (2) of Section 6.01.

Section 12.12 Trustee’s Compensation Not Prejudiced.

Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other Sections in this Indenture.

Section 12.13 No Waiver of Guarantee Subordination Provisions.

Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

Section 12.14 Certain Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section 12.06. A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Guarantor.

ARTICLE Thirteen

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02 Notices.

Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, or by Electronic Means, addressed as follows:

if to the Company or to any Guarantor:

PulteGroup, Inc.
3350 Peachtree Road NE
Suite 1500
Atlanta, Georgia 30326
Attention: Legal Department & Treasury Department
Email address: LegalOperations@pultegroup.com; HO.Treasury@pulte.com if to the Trustee:

U.S. Bank Trust Company, National Association
2 Concourse Parkway NE, Suite 800
Atlanta, Georgia 30328
Attention: Global Corporate Trust
Email address: greg.jackson@usbank.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Any Electronic Notice received by any party after 5:00 p.m., New York time, as evidenced by the time shown on such transmission, shall be deemed to have been received the following Business Day. The Trustee shall have the right to accept and act upon instructions given pursuant to this Indenture delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such instructions (the “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company, whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee instructions using Electronic Means and the Trustee elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company mails notice or communications to the Securityholders, it shall mail a copy to the Trustee at the same time.

Section 13.03 Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)	an Officer’s Certificate (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with and that any such section does not conflict with the terms of this Indenture.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in Atlanta, Georgia and New York, New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If this Indenture provides for a time period that ends or requires performance of any non-payment obligation by a day that is not a Business Day, then such time period shall instead be deemed to end on, and such obligation shall instead be performed by, the next succeeding Business Day. A “Business Day” is any day other than a Legal Holiday.

Section 13.08 Governing Law.

The laws of the State of New York shall govern this Indenture, the Securities of each Series and the Guarantees.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 No Recourse Against Others.

All liability (i) described in Paragraph 13 of the Securities of any director, officer, employee or stockholder, as such, of the Company and (ii) described in Paragraph 14 of the Securities of any stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any Guarantor, is waived and released.

Section 13.11 Successors and Assigns.

All covenants and agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 13.12 Duplicate Originals; Electronic Signatures.

The parties may sign any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 13.13 Severability.

In case any one or more of the provisions contained in this Indenture or in the Securities of a Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities of such Series.

Section 13.14 U.S.A. Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties hereto agrees to provide to the Trustee and Agents, upon their reasonable request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

[Signatures follow on next page]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

PULTEGROUP, INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

[“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”]

[“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”]

No.	CUSIP/ISIN No.:

[Title of Security]

PULTEGROUP, INC.
a Michigan corporation

promises to pay to        or registered assigns the principal sum of             [Dollars]* on

Interest Payment Dates:             and

Record Dates:             and

Dated:

PULTEGROUP, INC.

By:
Title:

Authenticated:

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:	_____________________________________
Authorized Signatory

*	Or other currency. Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

PULTEGROUP, INC.

[Title of Security]

PULTEGROUP, INC., a Michigan corporation (together with its successors and assigns, the “Company”), issued this Security under an Indenture dated as of                 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the Supplemental Indenture dated as of               (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authorized and delivered. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein.

1.            Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on                and                of each year, commencing                 , until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from , provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.            Method of Payment.

The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Securities at the close of business on the [Insert record dates] immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.            Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.            Optional Redemption.1

The Company may redeem the Securities at any time on or after              , in whole or in part, at the following redemption prices (expressed as a percentage of their principal amount) together with interest accrued and unpaid to the date fixed for redemption:

If redeemed during the twelve-month period commencing on and ending on in each of the following years	Percentage

[Insert provisions relating to redemption at option of Holders, if any]

Notice of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,0002 may be redeemed in part. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption, provided that if the Company shall default in the payment of such Securities at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

1 If applicable.

2 Insert different or additional denominations and multiples.

5.            Mandatory Redemption.3

The Company shall redeem             % of the aggregate principal amount of Securities originally issued under the Indenture on each of             , which redemptions are calculated to retire              % of the Securities originally issued prior to maturity. Such redemptions shall be made at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this Paragraph 5 by the principal amount of any Securities previously redeemed, retired or acquired, otherwise than pursuant to this Paragraph 5, that the Company has delivered to the Trustee for cancellation and not previously credited to the Company’s obligations under this Paragraph 5. Each such Security shall be received and credited for such purpose by the Trustee at the redemption price and the amount of such mandatory redemption payment shall be reduced accordingly.

6.            Subordination.

The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

7.            Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,0004 and integral multiples of $1,000 in excess thereof.5 A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption or purchase, except the unredeemed or unpurchased part thereof if the Security is redeemed or purchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or purchased.

8.            Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

9.            Unclaimed Money.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

10.            Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment and any past default or compliance with any provision relating to any Series of the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities of such Series.6 Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities in certain respects as specified in the Indenture.

11.            Successor.

When a successor assumes all the obligations of its predecessor under a Series of the Securities and the Indenture, the predecessor will be released from those obligations.

3 If applicable.

4 Insert different or additional denominations and multiples.

5 Insert different or additional denominations and multiples.

6 If different terms apply, insert a brief summary thereof.

12.            Trustee Dealings With Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee, including owning or pledging the Securities.

13.            No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

14.            Guarantees.

To guarantee the due and punctual payment of the principal of, premium, if any, and interest on this Security and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, each of the Guarantors, jointly and severally, unconditionally and irrevocably guarantees such obligations on a senior unsecured basis in accordance with the terms set forth in Article Nine of the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

No past, present or future stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee, incorporator, partner, member or manager. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of this Security by accepting this Security agrees that any Guarantor shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

15.            Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

16.            Authentication.

This Security shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on this Security.

17.            Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

18.            GOVERNING LAW.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19.            CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made by the Company or the Trustee as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

20.            Copies.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable supplemental indenture. Requests may be made to: PulteGroup, Inc., 3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326, Attention: Legal Department.

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

______________________________________________
(Insert assignee’s social security or tax ID number)

______________________________________________

______________________________________________

______________________________________________

______________________________________________
(Print or type assignee’s name, address, and zip code)

and irrevocably appoint

____________________________________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“ STAMP ”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.